Exhibit 8.2

601 Lexington Avenue New York, New York 10022 (212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900

March 15, 2016

Travelport Worldwide Limited

Axis One, Axis Park

Langley, Berkshire SL3 8AG

United Kingdom

Re:	Offering of Common Shares, Par Value $0.0025 Per Share, of Travelport Worldwide Limited (the “Company”)

Ladies and Gentlemen:

You have requested our opinion concerning the statements in the Prospectus Supplement (as defined below) under the caption “Taxation—Material United States Federal Income Tax Considerations to United States Holders” in connection with the public offering of certain common shares (“Shares”), par value $0.0025 per share, of the Company pursuant to the registration statement on Form S-3 (Registration No. 333-207803) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 4, 2015 (the “Registration Statement”) for the purpose of registering certain securities of the Company, which securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”).

This opinion is being furnished to you as Exhibit 8.2 to a Current Report on Form 8-K.

In connection with rendering the opinion set forth below, we have examined and relied on originals or copies of the following (collectively, (a)-(c) below are referred to as the “Documents”):

(a)	the Registration Statement, including the prospectus included therein;

(b)	the prospectus supplement filed by the Company with the Commission, dated march 9, 2016 (the “Prospectus Supplement”); and

(c)	such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in the Documents. All capitalized terms used but not otherwise defined

Beijing Chicago Hong Kong London Los Angeles Munich Palo Alto San Francisco Shanghai Washington, D.C.

herein shall have the respective meanings set forth in the Registration Statement or Prospectus Supplement, as applicable.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all Documents submitted to us as originals, the conformity to original Documents of all Documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter Documents. We have relied on a representation of the Company that such Documents are duly authorized, valid and enforceable.

In addition, we have relied on factual statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

We have not independently verified, and do not assume any responsibility for, the completeness or fairness of the Registration Statement or Prospectus Supplement and make no representation that the actions taken in connection with the preparation and review of the Registration Statement and Prospectus Supplement are sufficient to cause the Registration Statement or Prospectus Supplement to be complete or fair.

Our opinion is based on the United States Internal Revenue Code of 1986, as amended, United States Treasury regulations, judicial decisions, published positions of the United States Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that the opinion expressed herein will be accepted by the United States Internal Revenue Service or, if challenged, by a court.

Based upon and subject to the foregoing, we are of the opinion that, under current United States federal income tax law, although the discussion set forth in the Prospectus Supplement under the heading “Taxation—Material United States Federal Income Tax Considerations to United States Holders” does not purport to summarize all possible United States federal income tax considerations of the ownership and disposition of Shares to United States Holders (as defined therein), such discussion constitutes, in all material respects, an accurate summary of the United States federal income tax consequences of the ownership and disposition of the Shares that are anticipated to be material to United States Holders who hold the Shares, subject to the qualifications set forth in such discussion, and, to the extent that it sets forth any specific legal conclusion under United States federal income tax law, except as otherwise provided therein, it represents our opinion. Note, however, we do not express any opinion herein with respect to the Company’s status as a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, for the reasons stated in the discussion on PFICs set forth in the Prospectus Supplement under the heading “Taxation—Material United States Federal Income Tax Considerations to United States Holders.”

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Except as set forth above, we express no other opinion. This opinion is furnished to you in connection with the offering of the Shares. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement or to a Current Report on Form 8-K, to the use of our name under the captions “Taxation” and “Legal Matters” in the prospectus included in the Registration Statement and the Prospectus Supplement and to the discussion of this opinion in the prospectus included in the Registration Statement and the Prospectus Supplement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Sincerely,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP

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